UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 23, 2015

UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 23, 2015, Upland Software, Inc. (the “Company”) and certain of its subsidiaries amended the Company’s existing $30 million credit facility with Comerica Bank in order to modify the financial covenants applicable to the Company and make certain other changes, as substantially described below.

The U.S. Loan Agreement

The Company and certain of its subsidiaries entered into an amendment (the “Ninth Amendment”) to the Company’s Loan and Security Agreement dated March 5, 2012 between the Company, Comerica Bank and certain subsidiaries of the Company, as co-borrowers (the "U.S. Loan Agreement"). The amended U.S. Loan Agreement extends the Revolving Maturity Date (as defined in the U.S. Loan Agreement) from April 11, 2015 to April 11, 2017 of the secured accounts receivable revolving loan facility of up to $5.0 million and continues the existing repayment schedule of the U.S. secured accounts receivable revolving loan facility of up to $5.0 million and continues the existing repayment schedule of the U.S. secured term loan facility unchanged which has a current amount outstanding of $15.8 million as of March 23, 2015.

The Ninth Amendment, among other things, adds Upland IX, LLC as a party to the U.S. Loan Agreement, increases the amount of Permitted Indebtedness and Permitted Liens (each as defined in the U.S. Loan Agreement) for financed equipment to $4 million and modifies the definition of adjusted EBITDA and certain other terms. Additionally, the amended U.S. Loan Agreement provides that through December 30, 2016, the Company and its consolidated subsidiaries must comply with a minimum recurring revenue financial covenant, minimum cash financial covenant, and minimum adjusted EBITDA financial covenant. Commencing December 31, 2016, the Company and its consolidated subsidiaries must comply with a maximum total senior debt to adjusted EBITDA financial covenant, a maximum total debt to adjusted EBITDA financial covenant and a minimum fixed charge coverage ratio financial covenant. In connection with the Ninth Amendment, the Company paid a $25,000 fee to Comerica Bank and is required to pay an additional $25,000 fee on each anniversary of the date of the Ninth Amendment.

The Canadian Loan Agreement

Upland Software Inc. f/k/a Tenrox Inc., the Company’s wholly-owned subsidiary (the “Canadian Subsidiary”) entered into an amendment (the “Eighth Amendment”) to its Loan and Security Agreement dated February 10, 2012 with Comerica Bank (the "Canadian Loan Agreement") to, among other things, add Solution Q Inc., the Canadian Subsidiary’s wholly-owned subsidiary (“Solution Q”), as a co-borrower.  The amended Canadian Loan Agreement extends the Revolving Maturity Date (as defined in the Canadian Loan Agreement) from April 11, 2015 to April 11, 2017 of the secured accounts receivable revolving loan facility of up to $3.0 million, representing the current amount outstanding under the Canadian revolving loan and continues the existing repayment schedule of the Canadian secured term loan facility unchanged which has a current amount outstanding of $104,000 as of March 23, 2015.

The Eighth Amendment, among other things, increases the amount of Permitted Indebtedness and Permitted Liens (each as defined in the Canadian Loan Agreement) for financed equipment to $4 million and modifies the definition of adjusted EBITDA and certain other terms. Additionally, the amended Canadian Loan Agreement provides that through December 30, 2016, the Company and its consolidated subsidiaries must comply with a minimum recurring revenue financial covenant, minimum cash financial covenant, and minimum adjusted EBITDA financial covenant. Commencing December 31, 2016, the Company and its consolidated subsidiaries must comply with a maximum total senior debt to adjusted EBITDA financial covenant, a maximum total debt to adjusted EBITDA financial covenant and a minimum fixed charge coverage ratio financial covenant.

Additional details of the U.S. Loan Agreement and the Canadian Loan Agreement were previously disclosed in the Company’s prospectus filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2014, pursuant to Rule 424(b) and forming a part of the Company’s Registration Statement on Form S-1, File No. 333-198574, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ John T. McDonald
John T. McDonald Chief Executive Officer

Date: March 27, 2015